Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 8, 2005 (except for Note 13, as to which the date is December ___, 2005), in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-129497) and related Prospectus of Cardica, Inc. for the registration of 4,025,000 shares of its common stock.

Ernst & Young LLP
Palo Alto, California
December ___, 2005

The foregoing consent is in the form that will be signed upon the completion of the reverse stock split described in Note 13 to the financial statements.

/s/	Ernst & Young LLP
Palo Alto, California
December 15, 2005